UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2011

DERYCZ SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53501 (Commission File Number)	11-3797644 (IRS Employer Identification No.)

1524 Cloverfield Blvd., Suite E Santa Monica, California (Address of principal executive offices)	90404 (Zip Code)

Registrant’s telephone number, including area code: (310) 477-0354

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Definitive Agreement

On March 31, 2011, Derycz Scientific, Inc. (the “Corporation”) entered into an amendment (the “Amendment”) modifying certain provisions of the agreement previously entered into by the Corporation on February 24, 2011 (the “Purchase Agreement” and, as modified by the Amendment, the “SPA”) to acquire all of the outstanding capital stock of Techniques Appliquées aux Arts Graphiques, S.p.A. (“TAAG,” and such stock, the “TAAG Shares”), a privately held company headquartered outside of Paris, France. The Corporation’s entry into the Purchase Agreement was disclosed previously in the Current Report on Form 8-K filed by the Corporation on February 28, 2011.

The SPA provides for an initial payment of 750,000 Euros (approximately US$1,000,000) (the “Sale Price”) for the TAAG Shares, payable by the issuance to Fimmotaag, the owner of the TAAG Shares, of 336,921 restricted shares of the Corporation’s common stock, par value $0.001 per share (the “Derycz Shares”), valued at US$2.98 per share. The Derycz Shares will be subject to a three (3) year lock-up agreement (the “Restriction Period”), except that Fimmotaag will grant the Corporation a first priority pledge of all of the Derycz Shares to secure payment of any amounts that Fimmotaag may be required to pay to the Corporation as damages or indemnification for the breach of any of the representations and warranties of Fimmotaag in the SPA. Generally, Fimmotaag’s indemnification obligation for breaches of representations and warranties will not be triggered until compensable losses exceed a threshold of 50,000 Euros; provided that the indemnification will be from the first Euro once that threshold is exceeded. In addition, Fimmotaag’s indemnification obligations are subject to a cap of 500,000 Euros. The threshold and ceiling do not apply to claims based on breaches of certain representations and warranties including those regarding TAAG’s formation and existence under applicable French law, corporate documents and solvency. Most of Fimmotaag’s representations and warranties survive for eighteen (18) months following the closing date of the acquisition, March 31, 2011 (the “Closing Date”). Those relating to ownership of the TAAG Shares survive for five (5) years following the Closing Date, and those relating to tax, labor and customs matters survive until thirty (30) days following the end of the period during which such matters may be reopened by the applicable governmental authority. Fimmotaag must pay in cash any indemnification amounts due under the SPA except to the extent that such amounts have been offset against the value of any earn-out payments (described below) due to Fimmotaag.

In the event that the exchange rate between the Euro and the US Dollar at the expiration of the Restriction Period (the “New Rate”) represents a change of more than 10% in favor of the Euro from the reference rate of 1 Euro for 1.3387 US Dollars (the “Reference Rate”), Fimmotaag will return a portion of the Derycz Shares representing the amount by which the Sale Price exceeds 825,000 Euros based on the New Rate. Conversely, in the event that the New Rate represents a change of more than 10% in favor of the US Dollar from the Reference Rate, the Corporation will pay Fimmotaag, in cash in Euros, an amount representing the amount by which the Sale Price is less than 675,000 Euros based on the New Rate.

In addition to the initial payment of the Derycz Shares by the Company to Fimmotaag on the Closing Date, the purchase price for the TAAG Shares includes post-closing earn-out payments to be made to Fimmotaag based on achieving certain net revenue targets during each of the five years ending December 31, 2011 through December 31, 2015.  Each year, the earn-out will be calculated based on the following formula:

•	20% of the first 200,000 Euros of net income before taxes of TAAG for the applicable year; plus

•	30% of the net income before taxes of TAAG between 200,000 and 300,000 Euros; plus

•	40% of the net income before taxes of TAAG in excess of 300,000 Euros.

The value of the earn-out payments may be paid in either cash or in restricted common stock of the Corporation, in Fimmotaag’s discretion subject to restrictions on the Corporation's right to make such payments under its  credit line agreement with Silicon Valley Bank. Any payment made in shares will be valued at the closing price of the Corporation’s common stock five (5) business days prior to the payment date. The payment and the amount of the earn-out are dependent upon the continued employment with TAAG of Mr. Mario Vendemiati and Mr. Patrice Chambin as TAAG’s Production Manager and Sales Manager.  Messrs. Vendemiati and Chambin currently are shareholders of Fimmotaag. The earn-out for a given year will be reduced by fifty percent (50%) if either Mr. Vendemiati or Mr. Chambin is not employed by TAAG during that year and will not be payable at all if neither of them is employed by TAAG during that year.

Following the closing, TAAG will be operated as a wholly owned subsidiary of the Corporation.  Messrs. Vendemiati and Chambin have executed new employment agreements with TAAG as of March 31, 2011, and are expected to continue on as Production Manager and Sales Manager, respectively, of TAAG. As discussed above, each earn-out payment is contingent upon the continued employment of Messrs. Vendemiati and Chambin with TAAG during the applicable year of the earn-out period. Messrs. Vendemiati and Chambin will be subject to certain noncompetition and nonsolicitation restrictions for a period of three (3) years following the termination of their respective employment with TAAG.

The SPA requires the Corporation to advance 500,000 Euros to TAAG in order to satisfy the short-term cash flow needs of TAAG. Further, TAAG is required under the SPA to repay to Fimmotaag an intercompany loan in the amount of 197,640 Euros, with fifty percent (50%) of such amount to be repaid within thirty (30) days after the Closing Date and fifty percent (50%) of such amount to be repaid within one (1) year after the Closing Date. In addition, pursuant to the SPA, Messrs. Vendemiati and Chambin have agreed to personally guarantee to Banque Populaire Lorraine Champagne TAAG’s payment of rents due under TAAG’s commercial lease. The Corporation has agreed that TAAG will reimburse Messrs. Vendemiati and Chambin in the event that any claims are made against them under this guarantee for TAAG's failure to make such payments after the Closing Date.

Pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"), the Corporation is required to disclose audited financial statements of TAAG and certain related pro forma financial information of the Corporation. The Corporation has commenced the audit process.  In accordance with the rules and regulations of the SEC, such financial statements and pro forma financial information will be filed as an amendment to this Current Report on Form 8-K within the time limits specified pursuant to the instructions to Item 2.01 of this Form.

The foregoing summary is qualified in its entirety by reference to the English translations of the Purchase Agreement and the Amendment executed by the Corporation. An English translation copy of the Purchase Agreement is filed as Exhibit 2.1 to this Report and an English translation copy of the Amendment is filed as Exhibit 2.2 to this Report.

Item 2.01	Completion of Acquisition or Disposition of Assets

On March 31, 2011, pursuant to the SPA, the Corporation completed the acquisition of the TAAG Shares. The Corporation paid the initial payment of 750,000 Euros by issuing 336,921 restricted shares of its common stock, par value $0.001 per share, to Fimmotaag, the owner of the TAAG Shares. The Corporation’s shares were issued at an agreed value of US$2.98 per share. The Corporation hereby incorporates into this Item 2.01 the disclosures set forth in Item 1.01 of this Report.

Item 3.02	Unregistered Sales of Equity Securities

The Corporation hereby incorporates into this Item 3.02 the disclosures set forth in Items 1.01 and 2.01 of this Report. The Derycz Shares issued to Fimmotaag were not registered under the Securities Act of 1933, as amended (the “Securities Act”). The Corporation did not employ any form of general solicitation or advertising in connection with the offer and sale of the Derycz Shares. In addition, the Corporation believes that Fimmotaag is an “accredited investor” as such term is defined in Rule 501(a) of the Securities Act. For these reasons, among others, the offer and sale of the Derycz Shares were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act or Regulation D promulgated by the SEC thereunder.

Item 8.01	Other Events

On April 4, 2011, the Corporation issued a press release concerning the TAAG acquisition. A copy of the press release is attached to this Current Report as Exhibit 99.1.

Certain matters discussed in this Current Report may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based on expectations and assumptions as of the date of this Report and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements including the following: changes in economic conditions; general competitive factors; acceptance of the Corporation's products in the market; changes in the Corporation's customer contracts; the Corporation's success in obtaining new customers or extending existing customer agreements; the Corporation's success in technology and product development; the Corporation's ability to execute its business model and strategic plans; the Corporation's success in integrating acquired entities and assets, and all the risks and related information described from time to time in the Corporation's filings with the Securities and Exchange Commission, including the financial statements, risk factors and related information contained in the Corporation's Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired

The financial statements required by this Item, with respect to the acquisition described in Item 2.01 hereof, are not included with this Report but will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Report was required to be filed pursuant to Item 2.01.

(b) Pro Forma Financial Information

The pro forma financial information required by this Item, with respect to the acquisition described in Item 2.01 hereof, are not included with this Report but will be filed as soon as practicable, and in any event not later than 71 days after the date on which this Report was required to be filed pursuant to Item 2.01.

(d) Exhibits

Exhibit No.	Description

2.1	English translation of Purchase Agreement executed by Derycz Scientific, Inc.

2.2	English translation of Amendment to Purchase Agreement executed by Derycz Scientific, Inc.

99.1	Press Release Dated April 4, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DERYCZ SCIENTIFIC, INC.

	By:	/s/ Richard McKilligan
Richard McKilligan
Dated: April 4, 2011		Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	English translation of Purchase Agreement executed by Derycz Scientific, Inc.

2.2	English translation of Amendment to Purchase Agreement executed by Derycz Scientific, Inc.

99.1	Press Release dated April 4, 2011